UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) October 15, 2004 (October 14, 2004)

UNITED NATIONAL GROUP, LTD.

(Exact name of registrant as specified in its charter)

Cayman Islands	000-50511	98-0417107

(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

Walker House, 87 Mary Street
P.O. Box 908GT
George Town , Grand Cayman
Cayman Islands

(Address of principal executive offices)

Registrant’s telephone number, including area code (345) 949-0100

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[X]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT
ITEM 8.01 OTHER EVENTS
ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS
SIGNATURES
EXHIBIT INDEX
AGREEMENT AND PLAN OF MERGER, DATED OCTOBER 14, 2004
STOCK PURCHASE AGREEMENT, DATED OCTOBER 14, 2004
STOCK PURCHASE AGREEMENT, DATED OCTOBER 14, 2004
STOCK PURCHASE AGREEMENT, DATED OCTOBER 14, 2004
JOINT PRESS RELEASE

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

     On October 15, 2004, United National Group, Ltd. (“UNGL”) announced that it entered into an Agreement and Plan of Merger, dated as of October 14, 2004 (the “Merger Agreement”), with Penn-America Group, Inc. (“PNG”), pursuant to which an indirect, wholly-owned subsidiary of UNGL will merge with and into PNG (the “Merger”), and a Stock Purchase Agreement, dated as of October 14, 2004 (the “Stock Purchase Agreement”), with Penn Independent Corporation (“PIC”) and PIC’s shareholders, pursuant to which UNGL will acquire PIC .

     Pursuant to the Merger Agreement, at the effective time of the Merger, each outstanding share of PNG common stock held by public shareholders of PNG will be converted (1) an amount of Class A common shares of UNGL equal to the result obtained by dividing $13.875 by the volume weighted average sales price of a UNGL Class A Common Share during the 20 consecutive trading days ending on and including the trading day immediately preceding the date of the consummation of the Merger and (2) an amount in cash equal to $1.50.

     Pursuant to the Stock Purchase Agreement, UNGL will pay PIC’s shareholders an aggregate of $95 million, subject to adjustments pursuant to the Stock Purchase Agreements.

     The closing of the Merger is subject to the approval of the shareholders of PNG and UNGL, regulatory approvals and other customary conditions. The closing of the purchase of PIC is subject to regulatory approvals and other customary conditions.

     In addition, UNGL entered into stock purchase agreements (the “PNG Stock Agreements”) with Irvin Saltzman, Jon S. Saltzman and Joanne Lynch Saltzman, pursuant to which UNGL will purchase shares of PNG common stock owned, or acquired upon the exercise of PNG stock options, by the Saltzmans.

     The Merger Agreement, the Stock Purchase Agreement, the PNG Stock Agreements and the joint press release announcing the transactions are attached as exhibits hereto and are incorporated herein by reference. This summary is qualified in its entirety by reference to the exhibits attached hereto.

ITEM 8.01 OTHER EVENTS.

     On October 15, 2004, UNGL and PNG issued a joint press release announcing the signing of a the Merger Agreement and the Stock Purchase Agreement. A copy of the press release is attached hereto as Exhibit 99.1.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

c.	Exhibits

Exhibit No.	Description
2.1	Agreement and Plan of Merger, dated as of October 14, 2004, by and among Penn-America Group, Inc., United National Group, Ltd., U.N. Holdings II, Inc. and Cheltenham Acquisition Corp.

2.2	Stock Purchase Agreement, dated as of October 14, 2004, by and among United National Group, Ltd., United National Insurance Company, Penn Independent Corporation, the Shareholders Named therein and the Shareholders’ Representative

2.3	Stock Purchase Agreement, dated as of October 14, 2004, by and among United National Group, Ltd., United National Insurance Company and Irvin Saltzman

2.4	Stock Purchase Agreement, dated as of October 14, 2004, by and among United National Group, Ltd., United National Insurance Company, Jon S. Saltzman and Joanne Lynch Saltzman

99.1	Joint press release of United National Group, Ltd. and Penn-America Group, Inc.

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SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UNITED NATIONAL GROUP, LTD.
Date: October 15, 2004	By:	/s/ David R. Bradley
		Name:	David R. Bradley
		Title:	Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description
2.1	Agreement and Plan of Merger, dated as of October 14, 2004, by and among Penn-America Group, Inc., United National Group, Ltd., United National Insurance Company and Cheltenham Acquisition Corp.

2.2	Stock Purchase Agreement, dated as of October 14, 2004, by and among United National Group, Ltd., United National Insurance Company, Penn Independent Corporation, the Shareholders named therein and the Shareholders’ Representative

2.3	Stock Purchase Agreement, dated as of October 14, 2004, by and among United National Group, Ltd., United National Insurance Company and Irvin Saltzman

2.4	Stock Purchase Agreement, dated as of October 14, 2004, by and among United National Group, Ltd., United National Insurance Company, Jon S. Saltzman and Joanne Lynch Saltzman

99.1	Joint press release of United National Group, Ltd. and Penn-America Group, Inc.

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